EXIBIT 11
                                                                     PAGE 1 OF 2

                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                      For the Year Ended December 31, 1997

Net Income                                            $4,357,000(1)

I.   Weighted Average Shares:
       1/01/97-12/30/97 (364/365 X 7,020,000)          7,000,767
       12/31/97 (1/365 X 8,474,435)                       23,217
                                                      ----------

     Weighted Average Shares                           7,023,984(2)
                                                      ==========


II.  Basic E/P/S                                          0.6203(3) = (1) / (2)
                                                      ==========





III. Diluted E/P/S

       Weighted Average Shares                         7,023,984(2)
       Dilution                                           58,753(4)
                                                     ----------

                                                       7,082,737(5)
                                                     ==========


       Diluted E/P/S                                      0.6152(6) = (1) / (5)
                                                     ==========

                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

IV. Options outstanding                                                                                        Dilutive Shares
                                                                                                        Weighted
                                     Units           Price/Share              Proceeds                   Average         Proceeds
                                    =======       ==================         ==========                  =======        =========
A. Options (8/17/93)                 84,750       $           10.000         $  847,500
   Warrants (8/17/93)               105,000                   10.000          1,050,000
   Options (1/24/94)                  5,000                   10.910             54,550
   Options (2/3/94)                     500                   11.625              5,813
   Options (9/13/95)                 15,000                    7.880            118,200
   Options (10/20/95)                43,850                    8.430            369,656
   Options (5/15/96)                 10,000                    7.060             70,600
   Options (12/27/96)                15,000                    5.000             75,000                   15,000           75,000
   Options (2/1/97)                  35,000                    5.000            175,000                   32,083          160,417
   Options (2/25/97)                185,750                    5.060            939,895                  154,792          783,246
   Options (4/15/97)                200,000                    5.000          1,000,000                  141,667          708,333
   Options (7/1/97)                  10,000                    4.970             49,700                    5,000           24,850
   Options (10/31/97)                15,000                    8.030            120,450
   Options (12/31/97)                 5,000                    6.640             33,200
                                    -------                                  ----------                  -------        ---------

                                    729,850                                  $4,876,363                  348,542(7)     1,751,846(8)
                                    =======                                  ==========                  =======        =========


V. Average market value/share
                                    Average            Average                Average        Close on
                                      High               Low                   Close         last day
                                    =======       ==================         ==========      =========
     Jan                              5.025                    4.800              4.850
     Feb                              5.143                    4.958              5.100
     Mar                              4.833                    4.806              4.806       4.500
                                                                             ----------
                                                  Hash total 3 mths              14.756
                                                                             ==========

     April                            4.725                    4.644              4.650
     May                              4.982                    4.946              4.982
     June                             5.000                    4.917              4.964       5.000
                                                                             ----------
                                                  Hash total 3 mths              14.596
                                                                             ==========

     July                             5.925                    5.738              5.856
     Aug                              7.758                    7.625              7.688
     Sept                             8.667                    8.442              8.508       8.375
                                                                             ----------
                                                  Hash total 3 mths              22.052
                                                                             ==========

     Oct                              7.913                    7.663              7.722
     Nov                              7.015                    6.787              6.838
     Dec                              6.633                    6.546              6.579       6.625
                                                                             ----------
                                                  Hash total 3 mths              21.139
                                                                             ==========

                                                  Hash total 12 mths             72.543
                                                                             ==========

                                                                             /       12
     Average price per share twelve mths                                          6.045
                                                                             ==========

VII. Diluted
                                                      Year Ended
                                                  ------------------
     Total Proceeds from exercise                 $        1,751,846(8)
     Divided by average price                                  6.045

     Repurchase shares of                                    289,789

     Shares issued (options)                                 348,542(7)
                                                  ------------------
     Dilution - Shares                                        58,753(4)
                                                  ==================